UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):          February 12, 2007

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-23996	93-1151989
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 N.W. Nicolai Street Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, Schmitt Industries, Inc. (the “Company”) announced that it had entered into a convertible promissory note agreement with Xtero Datacom, Inc. (“Xtero”) of Vancouver, British Columbia pursuant to which the Company will loan up to $250,000 USD to Xtero to fund product development and testing of Xtero satellite measurement technologies.  The advances under the loan agreement are based on established milestones being achieved by Xtero in the beta field testing of Xtero’s technology over the next 90 days.  The loan is convertible into equity of Xtero at the sole option of the Company.  On February 14, 2007, Schmitt advanced $125,000 to Xtero.  On February 16, 2007, the Company issued a press release entitled “SCHMITT PROVIDES LOAN TO XTERO DATACOM, INC. TO MARKET TEST NEW MEASUREMENT TECHNOLOGY.”  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release entitled “SCHMITT PROVIDES LOAN TO XTERO DATACOM, INC. TO MARKET TEST NEW MEASUREMENT TECHNOLOGY,” dated February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

February 16, 2007	By:	/s/ Wayne A. Case

Name: Wayne A. Case
Title: President and CEO